EXHIBIT 10.1

SECOND AMENDMENT TO MANAGEMENT AGREEMENT

THIS AMENDMENT, effective as of July 1, 2015, by and among INVESCO MORTGAGE CAPITAL INC., a Maryland corporation (the “Company”), IAS OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Operating Partnership”), IAS ASSET I LLC, a Delaware limited liability company (“Asset I”) and INVESCO ADVISERS, INC., a Delaware corporation (formerly Invesco Institutional (N.A.), Inc., the “Manager”).

WHEREAS, on July 1, 2009, the Company, the Operating Partnership, Asset I and the Manager entered into that certain management agreement (the “Agreement”) whereby the Manager was retained to provide investment advisory services to the Company, the Operating Partnership, Asset I and any of their Subsidiaries;

WHEREAS, on May 24, 2011, the parties entered into an amendment to the Agreement; and

WHEREAS, the parties desire to further amend the Agreement;

NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

Section 1.    Definitions. All terms not defined herein shall have the meaning given to it in the Agreement.

Section 2.    Amendment. Section 1(ii) of the Agreement shall be deleted in their entirety and replaced with the following:

“(ii)    “Stockholders’ Equity” means:

(i) the sum of the net proceeds from all issuances of the Company’s equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus

(ii) the Company’s retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less

(iii) any amount that the Company pays for repurchases of its common stock since inception.

Stockholders’ Equity shall exclude (a) any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income), (b) cumulative net realized losses that are not attributable to permanently impaired investments and that relate to investments for which market movement is accounted for in other comprehensive income, provided, however, that such adjustment shall not exceed cumulative unrealized net gains in other comprehensive income, and (c) one-time events pursuant to changes in GAAP and certain non-cash items after discussions between the Manager and the Company’s Independent Directors and approval by a majority of the Company’s Independent Directors.

For purposes of calculating Stockholders’ Equity, outstanding limited partner interests in the
Operating Partnership (other than the limited partner interests held by the Company) shall be treated as outstanding shares of capital stock of the Company.”

Section 3.    Continued Effect of Agreement. Except as specifically amended by this Amendment, the Agreement remains unaffected and continues in full force and effect as though completely restated in this Amendment.

Section 4.    Interpretation of Amendment. In the event of any conflict, inconsistency or incongruity between any term or condition of this Amendment and any term or condition of the Agreement, the term of this Amendment shall govern and control.

Section 5.    Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to conflicts of law principles to the contrary.

Section 6.    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 7.    Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed part of this Amendment.

Section 8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts of this Amendment, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INVESCO MORTGAGE CAPITAL INC.

By:/s/ Richard Lee Phegley, Jr._________
Name: Richard Lee Phegley, Jr.
Title:     Chief Financial Officer

IAS OPERATING PARTNERSHIP L.P.

By: Invesco Mortgage Capital Inc., as its general partner

By:/s/ Richard Lee Phegley, Jr._________
Name: Richard Lee Phegley, Jr.
Title:     Chief Financial Officer

IAS ASSET I LLC

By: IAS Operating Partnership L.P., as its sole member

By: Invesco Mortgage Capital Inc., as its general partner

By:/s/ Richard Lee Phegley, Jr._________
Name: Richard Lee Phegley, Jr.
Title:     Chief Financial Officer

INVESCO ADVISERS, INC.

By: /s/ Richard J. King________________
Name: Richard J. King
Title:     Vice President